SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)   October 23, 2004

Pharmaceutical Formulations, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other jurisdiction of incorporation)	0-11274 (Commission File Number)	22-2367644 (IRS Employer Identification No.)

460 Plainfield Avenue, Edison, New Jersey 08818
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: 732-985-7100

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

        The union representing the majority of the Company’s manufacturing and operational workers, the Teamsters Local 522, entered into a memorandum of understanding with the Company on October 21, 2004, which was approved by a vote of the union members on October 23, 2004. The union represents approximately 300 of the Company’s approximately 480 employees. The memorandum of understanding extends the term of the current agreement, with certain amendments, for three years. The changes include increases in wages and medical payments (10.2% over three years) and changes in policy regarding attendance policy, classifications and titles, job performance, job bids, bereavement and company shut-down. A formal agreement reflecting these revised terms is in preparation.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired - not applicable

(b) Pro Forma Financial Information - not applicable

(c) Exhibits

        10.1 Memorandum of Understanding between the Company and Teamsters Local 522, dated October 21, 2004

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACEUTICAL FORMULATIONS, INC. By: /s/ A. Ernest Toth, Jr. Name: A. Ernest Toth, Jr. Title: Vice President and Chief Financial Officer

Dated: October 29, 2004

EXHIBIT INDEX

10.1 Memorandum of Understanding between the Company and Teamsters Local 522, dated October 21, 2004